As filed with the Securities and Exchange Commission on June 28, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

L-3 COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3937434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

L-3 Communications Master Savings Plan
Aviation Communications & Surveillance Systems 401(k) Plan

(Full titles of the plans)

Kathleen E. Karelis, Esq.
Senior Vice President, General Counsel and Corporate Secretary
L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

(Name and address of agent for service)

(212) 697-1111

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Avrohom J. Kess, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	5,000,000 shares	$98.58	$492,900,000	$15,132.03
(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), the number of shares registered includes an indeterminable number of shares of common stock issuable under the L-3 Communications Master Savings Plan and the Aviation Communications & Surveillance Systems 401(k) Plan (together, the ‘‘Plans’’), as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the common stock reported on the New York Stock Exchange composite transaction tape on June 21, 2007.

EXPLANATORY NOTE

The 5,000,000 shares of Common Stock of L-3 Communications Holdings, Inc. (the ‘‘Company’’) being registered pursuant to this Registration Statement are additional securities of the same class as other securities for which a registration statement (File No. 333-103752) on Form S-8 was filed with the Securities and Exchange Commission (the ‘‘Commission’’) on March 11, 2003. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

Table of Contents

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the SEC by the Company are hereby incorporated in this Registration Statement by reference:

(a)	Annual Report on Form 10-K of the Company for the year ended December 31, 2006;

(b)	Annual Reports on Form 11-K of the L-3 Communications Master Savings Plan and the Aviation Communications & Surveillance Systems 401(k) Plan for the year ended December 31, 2006;

(c)	Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2007;

(d)	Current Reports on Form 8-K of the Company filed on January 19, 2007, March 9, 2007 and March 14, 2007;

(e)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A12B filed on May 18, 1998, as amended by the amendment to the certificate of incorporation as described in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 8.    EXHIBITS.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of June, 2007.

L-3 COMMUNICATIONS HOLDINGS, INC.
By:	/s/ Kathleen E. Karelis, Esq.
	Name:	Kathleen E. Karelis, Esq.
	Title:	Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS,  that each person whose signature appears below hereby constitutes and appoints Kathleen E. Karelis, Esq., as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of June, 2007.

Signature	Title

/s/ Michael T. Strianese	President, Chief Executive Officer and Director (Principal Executive Officer)

Michael T. Strianese

/s/ Ralph G. D’Ambrosio	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Ralph G. D’Ambrosio

/s/ Robert B. Millard	Director

Robert B. Millard

Director

Claude R. Canizares

/s/ Peter A. Cohen	Director

Peter A. Cohen

Director

Thomas A. Corcoran

/s/ John M. Shalikashvili	Director

John M. Shalikashvili

Signature	Title

/s/ Arthur L. Simon	Director

Arthur L. Simon

Director

Alan H. Washkowitz

Director

John P. White

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of June, 2007

L-3 COMMUNICATIONS MASTER SAVINGS PLAN AVIATION COMMUNICATIONS & SURVEILLANCE SYSTEMS 401(k) PLAN

By:	/s/ Ralph G. D’Ambrosio
	Name:	Ralph G. D’Ambrosio
	Title:	Authorized Signatory, L-3 Benefit Plan Committee

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of L-3 Communications Holdings, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2002).
4.2	By-laws (incorporated herein by reference to Exhibit 3.2 of L-3 Communications Holdings, Inc.’s Registration Statement on Form S-1, as filed with the Commission on May 15, 1998 (File No. 333-46975)).
4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 of L-3 Communications Holdings, Inc.’s Registration Statement on Form S-1, as filed with the Commission on May 15, 1998 (File No. 333-46975)).
5	Opinion of Simpson Thacher & Bartlett LLP, with respect to legality of securities being registered hereunder
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5 filed herewith)
24	Power of Attorney (included on the signature page to this Registration Statement).